EXHIBIT 23.2

    INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-16221, related to 4,067,597 Common Shares, of The Mead Corporation on Form S-3 of our report dated January 25, 1996, appearing in the Annual Report on Form 10-K of The Mead Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

    /s/ DELOITTE & TOUCHE LLP

    Dayton, Ohio
    January 9, 1997